EXHIBIT A


THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IDM ENVIRONMENTAL CORP., THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


Principal Sum: $___________


Holder: __________________


                                CONVERTIBLE NOTE


                                  (the "Note")


                             IDM ENVIRONMENTAL CORP.


IDM ENVIRONMENTAL CORP., a New Jersey corporation (hereinafter called the "Corporation"), hereby promises to pay the Principal Sum to the order of Holder on January 31, 1999. This Note shall accrue interest at the rate of 7% per annum, payable on the first day of each calendar quarter commencing October 1, 1997 and at maturity or on conversion (each, an "interest payment date"). Accrued interest shall be payable at the Company's option either (i) in cash, or
(ii) in registered and unrestricted common stock of the Company at the conversion price which shall on the interest payment date be applicable under
Section 2(a). Interest shall be computed on the basis of a 360-day year.


1. This Note is being issued under a Private Placement Purchase Agreement between the Company and the Holder (the "Subscription Agreement"). The term "Registration Statement" shall have the meaning attributed thereto in the Subscription Agreement, and the term "Effective Date" means the date on which the Registration Statement shall be declared to be effective. "Completion Date" shall have the meaning ascribed thereto in the Subscription Agreement.

2.   Conversion Rights.

     (a) The principal and accrued interest on this Note is convertible by Subscriber from time to time after the Completion Date, in whole or in part, into shares of common stock of the Company ("Common Stock") at the lesser (the "Conversion Price") of $2.75 per share (the "Cap") or 75% of the average closing bid price (the "Average Price") of the Common Stock during the last five trading days prior to conversion.

     (b) In the event that the Holder elects to exercise its conversion rights hereunder, such conversion shall be effective when Holder shall give to the Company written notice of such election (which may be effected by facsimile). The Company shall, within two business days after receipt by the Company of notice of conversion and the Note being converted, deliver irrevocable instructions to its transfer agent (with a copy to Holder) to issue on an expedited basis the shares of Common Stock issuable on such conversion.

     (c) If the Effective Date has not occurred by the 90th day after the Completion Date, then, in addition to the Holder's other remedies:

          (i) the interest rate under the Note shall be increased to 18% per annum (or, if less, the highest rate permitted by law) until the Effective Date, and


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          (ii) at Holder's  option,  the Note shall not be repaid by the Company or shall remain convertible and accrue interest, until such date as is designated by Holder but not later than 180 days after the Effective Date.

     (d) If the Effective Date has not occurred by the 180th day after the Completion Date, then, in addition to the Holder's other remedies, the interest rate under the Note shall be further increased to 24% per annum (or, if less, the highest rate permitted by law) until the Effective Date.

     (e) The Company shall reserve for issuance on conversion and exercise of this Note and the Warrant (as defined in the Subscription Agreement) the number shares of Common Stock which would be issuable under this
          Note if converted at a Conversion Price of $1.375. The Company shall use its best efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of this Note.

     (f) The Note shall be convertible at any time only to the extent that Holder would not as a result of such exercise beneficially own more that 4.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

     (g) If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The Holder of the Note shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to the Note, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such common stock immediately theretofore receivable with respect to the Note (assuming the Note were then convertible). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

     (h) The Company covenants to call a special meeting of shareholders on or before November 15, 1997 to approve the issuance of shares on conversion of the Notes and Warrants issued to the Purchasers (as defined in the Subscription Agreement). Joel Freedman and Frank Falco have on this date agreed to vote in favor of such approval, and the Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Notes and exercise of the Warrants is 1,997,130, issuable on a first converted-first exercised basis. Should such approval not be obtained by November 15, 1997, then until such approval is obtained, the Company shall on demand by Holder made at any time or times redeem any portion of the Note designated for redemption (the "Redeemed Portion") at a redemption price equal to 125% of the principal and/or interest proposed to be converted. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable in demand at 11% per annum.

3. In the event that the Holder proposes to convert all or any portion of the principal or interest of this Note at a conversion price of less than $2.75, the Company shall at its option be entitled to redeem all or any portion of the Note proposed to be converted. Such option shall be exercisable by paying to the Holder, within three business days after the date of such proposed conversion, 125% of the amount of principal proposed to be converted, together with accrued and unpaid interest.


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4.   The Company  covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.

5. Purchase for Investment. The Holder, by acceptance hereof, acknowledges that the Note (and the Common Stock into which the Note is convertible) has not been registered under the Act, covenants and agrees with the Company that such Holder is taking and holding this Note (and the Common Stock into which the Note is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that this Note (and the Common Stock into which the Note is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with its representative has, such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks in respect of this Note (and the Common Stock into which the Note is convertible) and is able to bear the economic risk of such investment.

6. Certain Payments. In the event the Company fails to deliver irrevocable instructions to its transfer agent as required under Section 2(b) within two days after conversion , or if the Company fails timely to make a redemption payment as required under Section 2 or 3, then, without limiting Holder's other rights and remedies (including, without limitation, rights and remedies available to Holder upon an event of default), the Company shall forthwith pay to the Holder an amount accruing at the rate of $1,000 per day for each day of such breach for each $100,000 principal amount of this Note, with pro rata payments for principal amounts of less than $100,000.

7.   Events of Default and Acceleration of the Note.

     (a) An "event of default" with respect to this Note shall exist if any of the following shall occur, if:

          (i) The Company shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for 15 days after written notice by any Holder of any Note to the Company.

          (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing.

          (iii)The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

          (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

     (b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights


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          and  remedies  provided  for  under  the  terms  of this  Note and the
          Subscription  Agreement. If an event of default referred to in clauses
          (ii), (iii) or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement.

8.   Miscellaneous.

     (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

     (b) This Note shall be governed and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such state.

     (c) The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

     (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

     (f) The Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

     (g) In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth below


Dated: _____________________



IDM ENVIRONMENTAL CORP.



By:____________________________________



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